Exhibit 10.3

When recorded, return to:

GAMMAGE & BURNHAM, PLC

Two North Central Avenue

15th Floor

Phoenix, Arizona 85004

DEED OF TRUST AND ASSIGNMENT OF RENTS

TRUSTOR:	Icagen-T, Inc.

TRUSTOR’S MAILING	2090 E. Innovation Park Drive
ADDRESS:	Oro Valley, Arizona 85755

BENEFICIARY:	Sanofi US Services Inc.

BENEFICIARY’S MAILING	55 Corporate Drive
ADDRESS:	Bridgewater, New Jersey 08807
Attn: Vice President & General Counsel,
US R&D Division

TRUSTEE:	Patricia E. Nolan
Two North Central Avenue
15th Floor
Phoenix, Arizona 85004

PROPERTY in Pima County, State of Arizona, described as:

See attached Exhibit A

THIS DEED OF TRUST is made between the Trustor, Trustee and Beneficiary named above. Trustor irrevocably grants and conveys to Trustee in trust, with power of sale, the above-described Property and all buildings, improvements and fixtures located thereon or hereinafter erected thereon, together with the leases, rents, issues, profits, or income thereof (collectively, the “Property Income”); subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such Property Income; and subject to all covenants, conditions, restrictions, rights-of-way and easements of record.

THIS DEED OF TRUST IS MADE FOR THE PURPOSE OF SECURING: (a) performance of each agreement of Trustor herein contained; (b) performance of Trustor’s obligations under that certain Asset Purchase Agreement dated June 27, 2016 by and between Trustor and Beneficiary (the “APA”), as such might be amended or modified after the date hereof; and (c) performance of Trustor’s obligations under that certain Master Services Agreement dated July 15, 2016 by and between Trustor and Beneficiary (the “Master Services Agreement”), as such might be amended or modified after the date hereof including, without limitation, Section 4.C.iii of the Master Services Agreement. Other than as set forth herein, the aggregate of all obligations secured by this Deed of Trust shall not exceed Five Million and no/xx Dollars ($5,000,000). Notwithstanding anything to the contrary contained in this Deed of Trust, the APA or the Master Services Agreement, this Deed of Trust shall automatically terminate and be of no further force and effect upon the date that is five (5) years after the date this Deed of Trust is recorded with the County Recorder of Pima County, Arizona. In addition, Trustor shall have the right to pay to Beneficiary the sum of Five Million and no/xx Dollars ($5,000,000) and, upon delivery of such payment in immediately available funds (or the expiration of the five (5) year period referred to, above), all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be reconveyed of record by Beneficiary in due form, at Trustor’s cost, and within fifteen (15) days after such payment is made to Beneficiary (or the expiration of the five (5) year period referred to, above). For the avoidance of doubt, the payment by Trustor to Beneficiary of the sum of Five Million and no/xx Dollars ($5,000,000) to terminate this Deed of Trust shall be deemed to have been made if and when the Trustor shall make the payment to terminate the reversion rights under that certain Special Warranty Deed with Reverter of even date herewith.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1.          To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; and do all other acts which from the character or use of the Property may be reasonably necessary.

2.          To provide, maintain and deliver to Beneficiary fire and casualty insurance policies satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other casualty insurance policy may be applied by Beneficiary toward payment of the obligations secured hereby; provided, however, that all such insurance proceeds shall not be applied toward such obligations but instead will be made available to Trustor for the repair and restoration of the Property if all of the following conditions are met:

(i)          Trustor shall have delivered written notice to Beneficiary of Trustor’s intention to commence repairs and restoration within fifteen (15) days following the adjustment or settlement of any claim or claims under any insurance policies;

(ii)         No default by Trustor hereunder, under the APA or under the Master Services Agreement shall have occurred and be continuing;

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(iii)          All insurance proceeds shall have been deposited with a third party escrow agent (“Escrow Agent”) that is acceptable to Trustor and Beneficiary, in their reasonable discretion, and Escrow Agent will be instructed to disburse such insurance proceeds in accordance with the provisions of this Section 2;

(iv)          Within fifteen (15) days after the deposit of such insurance proceeds with Escrow Agent, Trustor shall have remitted to Escrow Agent an amount necessary (as reasonably determined by a third party architect or general contractor engaged by Trustor), if any, to pay the difference between (A) the estimated cost of restoration and repair of the damaged improvements, and (B) the amount of insurance proceeds deposited with Escrow Agent in respect of such damage and destruction;

(v)           Trustor shall have delivered to Beneficiary (A) a budget of all costs of repair and restoration of the damaged improvements, and (B) a construction contract for such repair and restoration work in form and content and with a third party contractor reasonably acceptable to Beneficiary; and

(vi)          All applicable governmental authorities shall have approved the final plans and specifications for repair and restoration of the damaged improvements.

In the event all of the foregoing conditions have been fulfilled, all proceeds so applied to the reconstruction of the damaged improvements shall be disbursed only as repairs or replacements are effected and as continuing expenses become due and payable. After completion of the repair and restoration of the damaged improvements to a condition substantially equivalent to that in effect immediately prior to the casualty event and payment in full of all of the costs of repair and restoration as evidenced by a certificate to such effect signed by Trustor and verified by Trustor’s architect or general contractor, as applicable, any remaining proceeds shall be paid over by Escrow Agent to Trustor. Not in limitation of the foregoing, the lien of this Deed of Trust shall continue to encumber the repaired or replaced improvements in all respects without any new or additional title exceptions or change in lien priority.

3.          To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee and to pay all costs and expenses of Beneficiary and Trustee, including cost of evidence of title and attorneys’ fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear or be named and in any suit brought by Beneficiary to foreclose this Deed of Trust.

4.          To pay, before delinquent, all taxes and assessments affecting the Property, and to pay, when due, all encumbrances, charges and liens, with interest, on said Property or any part thereof which appear to be prior or superior hereto; all costs, fees and expenses of this Deed of Trust including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance or Deed of Release and Full Reconveyance and all lawful charges, costs and expenses in the event of reinstatement of, following default in, this Deed of Trust or the obligations secured hereby.

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If Trustor defaults under this Deed of Trust, the APA or the Master Services Agreement and such default remains uncured beyond any applicable notice and/or cure period, then Beneficiary or Trustee, without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes: appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel, and pay counsel’s reasonable fees and costs.

5.          To pay promptly upon written demand from Beneficiary or Trustee all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from the date of expenditure at the highest rate as allowed under Arizona law. Any amounts so paid by Beneficiary or Trustee shall become part of the obligations secured by this Deed of Trust and a lien on the Property or shall become immediately due and payable at option of Beneficiary or Trustee. In either event, such amounts shall be in addition to the $5,000,000 aggregate of obligations secured hereby.

6.          To maintain, during the term of this Deed of Trust, in full force, at its own expense, a policy or policies of comprehensive liability insurance, including property damage, written by one or more insurance companies licensed to do business in Arizona, which shall insure both Trustor and Beneficiary against liability for injury to persons or property and for the death of any person occurring in or about the Property.

7.          To not enter into any lease for any portion of the Property (except as may be permitted pursuant to Section 4.2(c) of the APA), to not grant any mining rights with regard to any portion of the Property, to not establish any wells on the Property, and to not construct any improvements on the Property (except as expressly permitted or required in this Deed of Trust) without, in each such instance, the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed.

IT IS MUTUALLY AGREED:

8.          That any award of damages in connection with any condemnation, or any such taking, or for injury to the Property by reason of public use or for damages for private trespass or injury thereto shall be deposited with Escrow Agent and released to Trustor to repair or restore any damage caused to the Property by such condemnation or taking, subject to the same terms and conditions applicable to casualty insurance proceeds in Section 2, above. After completion of restoration of any such damage to the Property and payment in full of all of the costs of restoration, as evidenced by a certificate to such effect signed by Trustor and verified by Trustor’s architect or general contractor, as applicable, any remaining condemnation award shall be paid over by Escrow Agent to Trustor.

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9.            That time is of the essence of this Deed of Trust and that, by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

10.          That, at any time or from time to time, and without notice, upon written request of Beneficiary, without liability therefor, without affecting the personal liability of any person for performance of the obligations secured hereby, without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto and without the necessity that any sum representing the value or any portion thereof of the property affected by the Trustee’s action be credited on the indebtedness, the Trustee may: (a) release and reconvey all or any part of the Property; (b) consent to the making and recording, or either, of any map or plat of the Property or any part thereof; (c) join in granting any easement thereon; and (d) join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge hereof.

11.          If all obligations secured by this Deed of Trust have been satisfied and performed, then and only in that event, all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly reconveyed of record by Beneficiary in due form at Trustor’s cost. The Property and all right, title and interest conveyed to Trustee shall be released and conveyed, without covenant or warranty, express or implied. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto”.

12.          That, as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Deed of Trust, to collect the Property Income, reserving to Trustor the right, so long as no default by Trustor in the performance of any obligations secured hereby, under the APA or under the Master Services Agreement has occurred and is continuing, to collect and retain such Property Income as it becomes due and payable. Upon and during the continuance of any such default, Beneficiary may at any time, without notice, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, sue for or otherwise collect the Property Income in its own name, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of the Property Income and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice.

13.          That, upon default by Trustor in the performance of any obligations secured hereby, under the APA or under the Master Services Agreement, Beneficiary shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures secured hereby.

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Trustee shall record and give notice of Trustee’s sale and shall sell the Property at public auction, all in the manner required by applicable law. Any persons, including Trustee or Beneficiary, may purchase at such sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. Trustor requests that a copy of any notice of Trustee’s sale hereunder be mailed to Trustor at its address set forth above.

After deducting all costs, fees and expenses of Trustee of exercising the power of sale conferred hereby, including cost of evidence of title in connection with the Trustee’s sale and reasonable attorneys’ fees (it being agreed that all such amounts shall be in addition to the $5,000,000 aggregate of obligations secured hereby), Trustee shall apply the proceeds of the Trustee’s sale in the manner provided by applicable law. To the extent permitted by applicable law, an action may be maintained by Beneficiary to recover a deficiency judgment for any balance due hereunder.

In lieu of sale, pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property. Beneficiary shall also have all other rights and remedies available to it hereunder and at law or in equity. All rights and remedies shall be cumulative.

14.          That Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor. Beneficiary may appoint a successor Trustee in the manner prescribed by applicable law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor’s title, estate, rights, powers and duties.

15.          The term Beneficiary shall mean the owner and holder of the obligations secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

16.          That Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

17.          That the trust relationship created by this Deed of Trust is limited solely to the creation and enforcement of a security interest in real property. All of Trustee’s duties, whether fiduciary or otherwise, are strictly limited to those duties imposed by this instrument and A.R.S.§ 33-801 et seq. and no additional duties, burdens or responsibilities are or shall be placed on Trustee.

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18.          That this Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

Icagen-T, Inc.,
a Delaware corporation

DATED: July 15, 2016	By:	/s/ Richard Cunningham
	Name:	Richard Cunningham
	Its:	Chief Executive Officer

STATE OF  _________________________)

) ss.

COUNTY OF  _______________________)

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this ____ day of July, 2016 by Richard Cunningham, the Chief Executive Officer of Icagen-T, Inc., a Delaware corporation, being authorized to do so.

Notary Public
Notary
Seal

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EXHIBIT A

LEGAL DESCRIPTION

Lots 9 and 10 of Rancho Vistoso Neighborhood 3, according to the plat of record in the office of the County Recorder of Pima County, Arizona, recorded in Book 56 of Maps, Page 65 and Minor Plat Change recorded as Docket 13222, Page 196.

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